LOAN AGREEMENT

This Loan Agreement (the “Agreement") is made and entered into as of August 1, 2018, by and between Omzion ("Omzion") and Mr. Serghei Fediunin (the "Borrower").

RECITALS

Borrower hereby agrees to provide Omzion with financing in the amount of US$60,000 payable in installments.

NOW THEREFORE, the parties agree as follows:

1. Borrower shall lend Omzion US$60,000 to be provided as a loan within five (5) years from the date hereof (the "Loan"). The Loan shall be paid by the Borrower in installments mutually agreed to by both parties.

2. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

OMZION

By: /s/ Serghei Fediunin, President

Date: August 1, 2018

By: /s/ Serghei Fediunin

Mr. SERGHEI FEDIUNIN

Date: August 1, 2018